NOTICE OF WITHDRAWAL OF SHARES OF COMMON STOCK

                                       OF

                 NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

                             PREVIOUSLY TENDERED TO
        THE LOLA BROWN TRUST NO. 1B AND THE ERNEST HOREJSI TRUST NO. 1B
          PURSUANT TO THEIR OFFER TO PURCHASE DATED SEPTEMBER 10, 2004

      THE WITHDRAWAL DEADLINE IS MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY,
                        OCTOBER 8, 2004, UNLESS EXTENDED

                   This Notice of Withdrawal is Submitted to:

                            THE COLBENT CORPORATION

          BY MAIL:                 BY OVERNIGHT COURIER                 BY HAND:
The Colbent Corporation Attn:            DELIVERY:               The Colbent Corporation
      Corporate Actions           The Colbent Corporation        Attn: Corporate Actions
         POB 859208               Attn: Corporate Actions          161 Bay State Drive
  Braintree, MA 02185-9208         161 Bay Street Drive            Braintree, MA 02184
                                    Braintree, MA 02184

                                BY FACSIMILE TRANSMISSION:
                                      (781) 380-3388

                                   CONFIRM BY TELEPHONE:
                                  (781) 843-1833 Ext. 200

-----------------------------------------------------------------------------------------------------------------
                                     DESCRIPTION OF COMMON SHARES WITHDRAWN
-----------------------------------------------------------------------------------------------------------------
     NAME(S) AND ADDRESS(ES) OF REGISTERED OWNER(S)                   COMMON SHARE CERTIFICATE(S) AND
(PLEASE FILL-IN, IF BLANK, EXACTLY AS NAME(S) APPEAR ON                   COMMON SHARES WITHDRAWN
                    CERTIFICATE(S))                               (ATTACH ADDITIONAL LIST, IF NECESSARY)
-----------------------------------------------------------------------------------------------------------------
                                                                              TOTAL NUMBER OF
                                                                               COMMON SHARES
                                                            COMMON SHARE      REPRESENTED BY        NUMBER OF
                                                             CERTIFICATE       COMMON SHARE       COMMON SHARES
                                                              NUMBER(S)       CERTIFICATE(S)       TENDERED**
-----------------------------------------------------------------------------------------------------------------

                                                               --------------------------------------------

                                                               --------------------------------------------

                                                               --------------------------------------------

                                                               --------------------------------------------
                                                           TOTAL NUMBER OF
                                                            COMMON SHARES
-----------------------------------------------------------------------------------------------------------------
    **     Unless otherwise indicated, it will be assumed that all Common Shares evidenced by each Common Share
           Certificate delivered to the Depositary are being withdrawn hereby.
-----------------------------------------------------------------------------------------------------------------

    This Notice of Withdrawal is to be completed by stockholders of Neuberger Berman Real Estate Income Fund Inc. (the "Fund") if certificates representing shares of common stock, par value $0.0001, of the Fund (the "Common Shares") were tendered.

/ / CHECK HERE IF YOUR COMMON SHARES WERE TENDERED PURSUANT TO A NOTICE OF
    GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING. PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY.

    Name(s) of Registered Holder(s):
                                       ---------------------------------------------------------

    Window Ticket No. (if any)
                                ------------------------------------------------------------

    Date of Execution of Notice of Guaranteed Delivery:
                                                          ---------------------------------------

    Name of Institution which Guaranteed Delivery:
                                                     --------------------------------------------

    The names and addresses of the registered holders should be printed, if not already printed above, exactly as they appear on the certificates representing Common Shares withdrawn hereby. The certificates and number of Common Shares that the undersigned wishes to withdraw should be indicated in the appropriate boxes.

SIGNATURES ARE REQUIRED ON THE NEXT PAGE.

                   NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.
                 PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS
                        NOTICE OF WITHDRAWAL CAREFULLY.

    This Notice of Withdrawal must be signed by registered holder(s) as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted. If signature is by trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title.

    SIGNATURE(S) OF OWNER(S):
                               ------------------------------------------------------------

                               ------------------------------------------------------------

    DATE:           , 200

           -------  ------

    PRINTED NAMES:
                    ------------------------------------------------------------

                    ------------------------------------------------------------

    CAPACITY:
               ------------------------------------------------------------

    ADDRESS:
              ------------------------------------------------------------

--------------------------------------------------------------------------

                           GUARANTEE OF SIGNATURE(S)

           (Required if certificates have been delivered or otherwise identified to The Colbent Corporation)

  [For use by financial institutions only. Place medallion guarantee in space below.]

                          INSTRUCTIONS FOR WITHDRAWAL

                                       OF

                   PREVIOUSLY TENDERED SHARES OF COMMON STOCK

                                       OF

                 NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

                       TENDERED PURSUANT TO THE OFFER BY
        THE LOLA BROWN TRUST NO. 1B AND THE ERNEST HOREJSI TRUST NO. 1B

TO: Holders of common stock, par value $0.0001 (the "Common Shares"), of Neuberger Berman Real Estate Income Fund Inc.(the "Fund") who have already tendered their Common Shares pursuant to the offer of the Lola Brown Trust No. 1B and the Ernest Horejsi Trust No. 1B (the "Horejsi Trusts").

    If you have NOT tendered your Common Shares pursuant to the tender offer by the Horejsi Trusts (the "Horejsi Offer"), you may disregard this document.

    If you tendered your Common Shares to The Colbent Corporation (the depositary for the offer by the Horejsi Trusts), you should contact Georgeson Shareholder Communications Inc. at 877-255-0133. They will furnish you with instructions for withdrawing your shares.

    1. WITHDRAWAL. If you have tendered your Common Shares pursuant to the Horejsi Offer, such as by submitting a Letter of Transmittal to The Colbent Corporation (acting as Depositary for the Horejsi Offer), you may withdraw your Common Shares previously tendered by completing, executing and sending the attached "Notice of Withdrawal" to any one of the addresses set forth on the first page of the Notice of Withdrawal.

    2. DELIVERY OF NOTICE OF WITHDRAWAL. THE COLBENT CORPORATION MUST RECEIVE THE NOTICE OF WITHDRAWAL PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 8, 2004, (the "Expiration Date") which is the expiration date of the Offer set forth in Horejsi Trusts' Offer to Purchase dated September 10, 2004, as amended and supplemented thereafter (the "Horejsi Offer Document"). It is recommended that stockholders send the Notice of Withdrawal by facsimile transmission or, if time permits, to send the notice by certified mail with return receipt requested.

    3. SIGNATURES. The Notice of Withdrawal must be signed, as applicable, by the persons(s) who signed the Letter of Transmittal and accepted the Horejsi Offer, and the Notice of Withdrawal must be signed in the same manner as the Letter of Transmittal was signed. If any Common Shares tendered pursuant to the Horejsi Offer are registered in the names of two or more joint holders, all such holders must sign the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

    4. GUARANTEES OF SIGNATURES. The terms of the Horejsi Offer Document require that if Common Share certificates have been delivered or otherwise certified to The Colbent Corporation, the signature on the Notice of Withdrawal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a medallion program approved by the Securities Transfer Association, Inc. (an "Eligible Institution") except in the case of Common Shares tendered for the account of an Eligible Institution. If the signature was guaranteed on the Letter of Transmittal, then it must be guaranteed on the Notice of Withdrawal.

    5. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate serial numbers and the number of Common Shares should be listed on a separate schedule attached hereto.